PRICING SUPPLEMENT NO. 28A                                        Rule 424(b)(3)
DATED:  December 8, 1999                                      File No. 333-83049
(To Prospectus dated August 9, 1999
and Prospectus Supplement dated August 9, 1999)

                                 $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $175,000,000   Floating Rate Notes [ ]  Book Entry Notes [x]

Original Issue Date: 12/13/1999  Fixed Rate Notes [x]     Certificated Notes [ ]

Maturity Date: 1/12/2001         CUSIP#: 073928LU5

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------          --------             -------            --------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate: 6.300%

Interest Payment Dates:  On July 13, 2000 and Maturity.

Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:

[ ]   Commercial Paper Rate              Minimum Interest Rate:

[ ]   Federal Funds Rate                 Interest Reset Date(s):

[ ]   Treasury Rate                      Interest Reset Period:

[ ]   LIBOR Reuters                      Interest Payment Date(s):

[ ]   LIBOR Telerate

[ ]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate:                   Interest Payment Period:

Index Maturity:

Spread (plus or minus):



The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.